
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Balance
Sheet and Statement of Income and is qualified in its entirety by reference to such financial statements
</LEGEND>
<CIK> 0000786622
<NAME> KRUPP INSURED PLUS LTD PARTNERSHIP

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                       2,394,592
<SECURITIES>                                88,315,973<F1>
<RECEIVABLES>                                  871,942
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,201,526<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              93,784,033
<CURRENT-LIABILITIES>                           14,454
<BONDS>                                              0
<COMMON>                                    92,606,838<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                   1,162,741
<TOTAL-LIABILITY-AND-EQUITY>                93,784,033
<SALES>                                              0
<TOTAL-REVENUES>                             7,097,154<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,849,611<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              5,247,543
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          5,247,543
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 5,247,543
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following investments:  Participating Insured Mortgages ("PIMs")
$59,289,135 and & Mortgage-Backed Securities ("MBS") $29,026,838
<F2>Includes the following prepaid acquisition fees & expenses of $1,696,611 net of accumulated amortization of $4,423,897 and prepaid participating servicing of
$504,915 net of accumulated amortization of $1,895,084
<F3>Represents total equity of General Partners & Limited Partners of $(172,710)
and $92,779,584
<F4>Represents interest income on investments in mortgages and cash
<F5>Includes $958,502 of amortization related to prepaid fees & expenses
<F6>Net income allocated $157,426 to the General Partners & $5,090,117 to the
Limited Partners.  Average net income per unit of Limited Partners interest is
$.68 on 7,500,099 units outstanding.

